Exhibit 99.1

Virgin Group’s VG Acquisition Corp. Shareholders Approve Business Combination with 23andMe, Inc.

NEW YORK, June 10, 2021 – VG Acquisition Corp. (NYSE: VGAC), a special purpose acquisition company sponsored by Virgin Group (“VGAC” or the “Company”) today announced that its shareholders voted to approve the previously announced merger agreement with 23andMe, Inc. (“23andMe”) at VGAC’s extraordinary general meeting of shareholders (the “Special Meeting”) held earlier today.

More than 87% of the votes cast at the Special Meeting were in favor of the approval of the merger agreement. VGAC shareholders also voted overwhelmingly to approve the other proposals presented at the Special Meeting.

As previously announced, the consummation of the business combination with 23andMe is expected to occur on June 16, 2021, subject to the satisfaction of customary closing conditions. Upon the closing, VGAC will change its name to 23andMe Holding Co. (“New 23andMe”), and New 23andMe Class A common stock and New 23andMe warrants will be listed on The Nasdaq Global Select Market (“Nasdaq”). Trading is expected to begin on Nasdaq on June 17, 2021, under the new ticker symbol “ME” for the New 23andMe Class A common stock and “MEUSW” for the New 23andMe warrants.

About 23andMe, Inc.

23andMe, Inc., headquartered in Sunnyvale, CA, is a leading consumer genetics and research company. Founded in 2006, 23andMe’s mission is to help people access, understand, and benefit from the human genome. 23andMe has pioneered direct access to genetic information as the only company with multiple Food and Drug Administration authorizations for genetic health risk reports. 23andMe has created the world’s largest crowdsourced platform for genetic research, with 80% of its customers electing to participate. The 23andMe research platform has generated more than 180 publications on the genetic underpinnings of a wide range of diseases, conditions, and traits. The platform also powers the 23andMe therapeutics group, currently pursuing drug discovery programs rooted in human genetics across a spectrum of disease areas, including oncology, respiratory, and cardiovascular diseases, in addition to other therapeutic areas. More information is available at www.23andMe.com.

About VG Acquisition Corp.

VG Acquisition Corp. was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The management team includes: Sir Richard Branson, founder of VGAC, a renowned global entrepreneur, and founder of the Virgin Group; Josh Bayliss, VGAC’s Chief Executive Officer and director, who is the Chief Executive Officer of the Virgin Group and is responsible for the Virgin Group’s strategic development, licensing of the brand globally, and management of direct investments on behalf of the Virgin Group in various companies around the world; and Evan Lovell, VGAC’s Chief Financial Officer and director, who is the Chief Investment Officer of the Virgin Group and is responsible for managing the Virgin Group’s investment team and portfolio in North America. More information is available at https://vgacquisition.com/.

Forward-Looking Statements

This communication contains certain “forward-looking statements” including statements regarding the occurrence and anticipated timing of the business combination between VGAC and 23andMe and regarding the listing of shares of the combined company on Nasdaq. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on VGAC’s current expectations and beliefs concerning future developments and their potential effects, but there can be no assurance that these will be as anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of VGAC), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the business combination, including due to the failure of closing conditions. Except as required by law, VGAC does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Contacts

Investor Relations:

23andMe

Sard Verbinnen & Co

23andMe-SVC@sardverb.com

VG Acquisition Corp.

FTI Consulting

US, Canada, South America, Australia – Antonia Gray / Grace Altman Antonia.Gray@fticonsulting.com / Grace.Altman@fticonsulting.com

UK, Middle East, Asia, Africa – Charles Palmer

Charles.Palmer@fticonsulting.com

Media Relations:

23andMe

press@23andMe.com

Sard Verbinnen & Co

Paul Kranhold / John Christiansen / Chris Kittredge 23andMe-SVC@sardverb.com

VG Acquisition Corp.

FTI Consulting

US, Canada, South America, Australia – Antonia Gray / Grace Altman Antonia.Gray@fticonsulting.com / Grace.Altman@fticonsulting.com

UK, Middle East, Asia, Africa – Charles Palmer

Charles.Palmer@fticonsulting.com